Exhibit 32.03
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Gregg Buckbinder, certify that (i) the Quarterly Report of Global Macro Trust on Form 10-Q for the period ending September 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Global Macro Trust.

Global Macro Trust
By: Millburn Ridgefield Corporation, Managing Owner

By: /s/ Gregg Buckbinder

Gregg Buckbinder
Chief Financial and Operating Officer
November 13, 2007